SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                                 June 30, 1997


Date of earliest event
reported:                                       June 17, 1997




                         MAGELLAN HEALTH SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter).


        Delaware                   1-6639                     58-1076737
-----------------------  ----------------------  -------------------------------
(State of incorporation)(Commission File Number)(IRS Employer Identification No)



3414 Peachtree Road, N.E., Suite 1400, Atlanta, Georgia     30326
--------------------------------------------------------------------
         (Address of principal executive offices)         (Zip Code)



                  (404) 841-9200
----------------------------------------------------
(Registrant's telephone number, including area code)

Item 2.  Disposition of Assets

         On January 30, 1997, the Registrant ("Company" or "Magellan") announced that it had entered into a series of transactions (the "Crescent Transactions") including an agreement to sell substantially all of its domestic hospital real estate and related personal property (the "Assets") to Crescent Real Estate Equities Limited Partnership ("Crescent") and CBHS (as hereinafter defined). The Crescent Transactions were approved by Magellan stockholders on May 30, 1997 and were consummated on June 17, 1997. The Crescent Transactions are more fully described in the Company's Proxy Statement filed on Schedule 14A on April 24, 1997, which is incorporated herein by reference. In addition, the Company's domestic portion of its provider business segment will be operated as a joint venture ("CBHS") that is initially owned equally by Magellan and Crescent Operating, Inc., an affiliate of Crescent ("COI"). The Company received $417.2 million in cash (before costs estimated to be $12.5 million), which includes $17.2 million for hospitals acquired after January 30, 1997, and warrants in COI for the purchase of 2.5% of COI's common stock, exercisable over 12 years, as consideration for the Assets. In addition to the Assets, Crescent and COI each received 1,283,311 warrants (2,566,622 warrants in aggregate) to purchase Magellan Common Stock at $30 per share, exercisable over 12 years.

         In related agreements, (i) Crescent leased the real estate and related assets to CBHS for annual rent beginning at $41.7 million, which includes $1.7 million for hospitals acquired after January 30, 1997 that were sold to Crescent, with a 5% annual escalation clause, compounded annually, (the "Facilities Lease") and (ii) CBHS will pay Magellan approximately $78 million in annual franchise fees, subject to increase, for the use of assets retained by Magellan and for support in certain areas. The franchise fees to be paid by CBHS to the Company are subordinated to the lease obligations in favor of Crescent. The assets retained by Magellan include, but are not limited to, the "CHARTER" name, intellectual property, protocols and procedures, clinical quality management, operating processes and the "1-800- CHARTER" telephone call center. Magellan will provide CBHS ongoing support in areas including advertising and marketing assistance, risk management services, outcomes monitoring, and consultation on matters relating to reimbursement, government relations, clinical strategies, regulatory matters, strategic planning and business development.

         The Company intends to initially use the proceeds from the sale of the Assets to reduce its long-term debt, including borrowings under its Revolving Credit Agreement. Under the terms of its Senior Subordinated Notes (the "Notes") indentures, the Noteholders will have the right to put their Notes to the Company at 101% of face value. The Company intends to maintain adequate cash reserves and borrowing capacity to extinguish all the Notes, if necessary. The Noteholder's right to put the Notes will expire on July 21, 1997. The Company intends to use the remaining proceeds from the sale of the Assets, if any, after debt reductions, to pursue acquisitions in its managed care and public sector business segments, develop new products and increase managed care and public sector marketing efforts.

         The Company will account for its 50% investment in CBHS under the equity method of accounting. The Company expects to record a loss before income taxes of approximately $55 million to $60 million as a result of these transactions, including, but not limited to, the write-off of certain hospital-based intangible assets, collection fees associated with accounts receivable, certain construction commitments and exit costs and the loss on the sale of the Assets.

Item 7.  Financial Statements and Exhibits

Unaudited Pro Forma Consolidated Financial Information

         The Unaudited Pro Forma Consolidated Financial Statements are based on the historical presentation of the consolidated financial statements of Magellan and the historical operating results and financial position of the divested operations and assets of CBHS. The Unaudited Pro Forma Consolidated Statements of Operations for the year ended September 30, 1996 and the six months ended March 31, 1997 give effect to the Crescent Transactions as if they had occurred on October 1, 1995. The Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 1996 also gives effect to the following transactions completed during fiscal 1996 as if such transactions had been completed on October 1, 1995: (i) the Green Spring Health Services, Inc. ("Green Spring") acquisition, (ii) the issuance of the Shares (as hereinafter defined), (iii) the Share Repurchase (as hereinafter defined) and (iv) the pre- closure operating results for the nine acute care psychiatric hospitals that were closed or sold during fiscal 1996. The Company acquired a 61% ownership interest in Green Spring in December 1995. The "Shares" represent the 4,000,000 shares issued to Rainwater-Magellan Holdings, L.P. on January 25, 1996. The "Share Repurchase" represents the Company's repurchase of approximately 3,962,000 shares of Common Stock on September 27, 1996. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1997 gives effect to the Crescent Transactions as if they had occurred on March 31, 1997. The pro forma consolidated statements of operations and balance sheets do not effect for hospital acquisitions and closures during fiscal 1997 as such transactions and events are not considered material to the pro forma presentation.

         On March 19, 1997, the Company announced that it had signed definitive agreements to sell its three European Hospitals to Priory Hospitals Limited ("Priory") and enter into a franchise agreement with Priory for approximately $76 million in aggregate consideration. On June 17, 1997, the Company announced that the sale of its two United Kingdom hospitals had been referred to the Monopolies and Mergers Commission ("MMC") by the Office of Fair Trade under the provisions of the Fair Trading Act. The MMC is required to make their report by September 15, 1997. The time period for receiving regulatory approval under the definitive agreements has expired and the Company has begun exploring other strategic alternatives related to its European hospitals. Accordingly, the sale of the European Hospitals has been excluded from the pro forma presentations.

         The Crescent Transactions resulted in (i) the sale of substantially all of the Company's domestic provider real estate and related equipment (the "Purchased Facilities") for $417.2 million (before costs estimated at $12.5 million) and the COI warrants to acquire 2.5% of the outstanding common stock of COI, (ii) the creation of CBHS, which is 50% owned by the Company and engage in the behavioral healthcare provider business and (iii) the Company's entry into the healthcare franchising business. CBHS leased the Purchased Facilities from Crescent under a twelve-year operating lease (subject to renewal) for $41.7 million annually, subject to adjustment, with a 5% escalator, compounded annually. Magellan issued 2,566,622 warrants to Crescent and COI (1,283,311 Warrants each) with an exercise price of $30 per share. The Warrants issued to Crescent and COI have been valued at $25 million in the Pro Forma Balance Sheet. The exercise price of the COI Warrants will be determined after 30 days of initial trading of COI common stock. The COI Warrants have been ascribed no value in the Pro Forma Balance Sheet as the COI Warrants have nominal fair value. The Company will account for its 50% investment in CBHS under the equity method of accounting, which will significantly reduce the revenues and related operating expenses presented in the Company's Statement of Operations. Divested Operations in the Pro Forma Statements of Operations represent the businesses that will be operated by CBHS after the closing. CBHS will include a significant portion of the business included in Magellan's provider business segment and a portion of Magellan's corporate overhead. A summary of Magellan's provider business operations for the year ended September 30, 1996 is as follows (000's):

                                                             Earnings
                                                          Before Interest,
                                                            Income Taxes
                                                           and Minority        Depreciation
                                       Net Revenue           Interest        and Amortization
                                       -----------        --------------     ----------------
CBHS ...............................    $  808,744          $  103,536          $   28,863
Hospital-based joint ventures ......       107,253              14,683               4,129
European hospitals .................        32,230               8,853               1,078
General hospitals ..................        32,796                 (89)                290
Other ..............................        56,916               1,289                (580)
                                        ----------          ----------          ----------
                                        $1,037,939          $  128,272          $   33,780
                                        ==========          ==========          ==========


         The Company would have incurred a loss before income taxes, minority interest and extraordinary items of approximately $59 million if the Crescent Transactions were consummated on March 31, 1997. The components of the loss from the Crescent Transactions are more fully described in Note 21 to the Pro Forma Consolidated Financial Statements.

         The Unaudited Pro Forma Consolidated Financial Statements are presented using two different assumptions. Under the terms of the Indenture, Noteholders may elect to have the Company repurchase their Notes at 101% of the face value of the Notes after the Closing. The Company mailed a notice to the Noteholders on June 19, 1997 which, among other things, stated the latest date which the holders of the Notes will have to tender their Notes to the Company (the "Notes Payment Date"). The Notes Payment Date is July 21, 1997. On the Notes Payment Date, the Company will be required to provide sufficient funds to the Trustee to redeem all tendered Notes plus accrued interest to the Notes Payment Date. The Company will not hire any outside agents to assist in this process. Noteholder consent or approval of the Crescent Transactions was not required. Noteholders may elect to have the Company repurchase their Notes for various reasons including, but not limited to, concerns about the Company's prospects after the Crescent Transactions, liquidity of the Notes in the open market and prevailing bond and equity market conditions at the Notes Payment Date.

         The first presentation assumes that no Noteholders elect to have their Notes repurchased and the net proceeds from the Crescent Transactions are deposited with no investment return after payment of indebtedness outstanding under the Company's Revolving Credit Agreement and industrial revenue bonds for certain of the Purchased Facilities. If the excess proceeds from the Crescent Transactions were assumed to be invested at Magellan's historic temporary cash investment rate of 5.4% for the year ended September 30, 1996 and 5.25% for the six months ended March 31, 1997, pro forma consolidated net income and net income per common share would be $27.4 million and $0.96, respectively, for the year ended September 30, 1996 and $20.1 million and $0.70, respectively, for the six months ended March 31, 1997.

         The second presentation assumes that no Noteholders elect to have their Notes repurchased by the Company and no net proceeds from the Crescent Transactions are available for deposit. On January 29, 1997, the date preceding public announcement of the Crescent Transactions, the bid and asked prices of the Notes on the New York Stock Exchange were 110.75% and 111.25% of the face value of the Notes, respectively. On June 16, 1997, the bid and asked prices of the Notes on the New York Stock Exchange were 111.0% and 112.25% of the face value of the Notes, respectively.

         The Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of the results that actually would have been obtained if the operations had been conducted as presented and they are not necessarily indicative of operating results to be expected in future periods. The Company's hospital business is seasonal in nature with a reduced demand for certain services generally occurring in the first fiscal quarter around major holidays, such as Thanksgiving and Christmas, and during the summer months comprising the fourth fiscal quarter. The Franchise Fees are recognized ratably throughout the year for purposes of the Unaudited Pro Forma Consolidated Financial Statements. Accordingly, the Unaudited Pro Forma Statement of Operations for the six months ended March 31, 1997 are not necessarily indicative of the pro forma results expected for a full year. The Unaudited Pro Forma Consolidated Financial Statements and notes thereto should be read in conjunction with the historical consolidated financial statements and notes thereto of Magellan, which are incorporated herein by reference.



                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
         (Assumes No Noteholders Elect to Have Their Notes Repurchased)
                                   (Unaudited)
                      For The Year Ended September 30, 1996
                    (in thousands, except per share amounts)



                                                                    Operations          Pro              Pro
                                   Magellan         Green         Closed or Sold       Forma            Forma          Divested
                                  As Reported       Spring        In Fiscal 1996    Adjustments        Combined       Operations
                                  -----------   -----------       --------------    -----------       -----------    -----------
Net Revenue ...................   $ 1,345,279   $    46,232       $   (32,718)      $         0       $ 1,358,793    $  (808,744)
                                  -----------   -----------       -----------       -----------       -----------    -----------

Salaries, supplies and other
    operating expenses ........     1,064,445        40,120           (29,320)                0         1,075,245       (608,127)
Bad debt expense ..............        81,470             0            (2,306)                0            79,164        (70,021)
Depreciation and amortization .        48,924         1,693            (1,193)              381(1)         49,805        (28,863)
Interest, net .................        48,017          (215)                0             4,246(2)         52,048         (4,852)
Stock option expense ..........           914             0                 0                 0               914              0
Equity in loss of CBHS ........             0             0                 0                 0                 0              0
Unusual items .................        37,271             0                 0                 0            37,271           (997)
                                  -----------   -----------       -----------       -----------       -----------    -----------
                                    1,281,041        41,598           (32,819)            4,627         1,294,447       (712,860)
                                   ----------   -----------       -----------       -----------    -----------
Income before income taxes
     and minority interest ....        64,238         4,634               101            (4,627)           64,346        (95,884)
Provision for income taxes ....        25,695         1,900                40            (1,698)(3)        25,937        (38,354)
                                  -----------   -----------       -----------       -----------       -----------    -----------
Income before minority interest        38,543         2,734                61            (2,929)           38,409        (57,530)
Minority interest .............         6,160             0                 0             1,016             7,176              0
                                  -----------   -----------       -----------       -----------       -----------    -----------
Net income ....................   $    32,383   $     2,734       $        61       $    (3,945)      $    31,233    $   (57,530)
                                  ===========   ===========       ===========       ===========        ===========   ===========

Average number of common
    shares outstanding ........        31,014                                            (2,597)(5)        28,417
                                  ===========                                       ===========        ===========

Net income per common share ...   $      1.04                                                          $     1.10
                                  ===========                                                          ===========




                                      Pro           Pro
                                     Forma         Forma
                                  Adjustments   Consolidated
                                  -----------   ------------

Net Revenue ...................   $    78,200(6)$    628,249
                                  -----------   ------------

Salaries, supplies and other
    operating expenses ........        3,360         470,478
Bad debt expense ..............            0           9,143
Depreciation and amortization .         (308)(8)      20,634
Interest, net .................      (10,474)(9)      36,722
Stock option expense ..........            0             914
Equity in loss of CBHS ........        7,659 (10)      7,659
Unusual items .................            0          36,274
                                  ----------     -----------
                                         237         581,824
                                  ----------     -----------
Income before income taxes
     and minority interest ....       77,963          46,425
Provision for income taxes ....       31,185 (11)     18,768
                                  ----------     -----------
Income before minority interest       46,778          27,657
Minority interest .............            0           7,176
                                  ----------     -----------
Net income ....................   $   46,778     $    20,481 (9)
                                  ==========     ===========

Average number of common
    shares outstanding ........                       28,417
                                                 ===========

Net income per common share ...                  $      0.72(9)
                                                 ===========


     See Notes to the Pro forma Consolidated Financial Statements(Unaudited)




                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
         (Assumes No Noteholders Elect to Have Their Notes Repurchased)
                                   (Unaudited)
                     For The Six Months Ended March 31, 1997
                    (in thousands, except per share amounts)



                                        Magellan       Divested        Pro Forma         Pro Forma
                                      As Reported     Operations      Adjustments       Consolidated
                                     -------------- --------------  --------------    --------------
Net Revenue                          $     696,741  $    (382,606)  $      39,100 (6) $     353,235
                                     -------------- --------------  --------------    --------------

Salaries, supplies and other
   operating expenses..............        566,333       (298,111)          3,222 (7)       271,444
Bad debt expense...................         35,375        (32,599)              0             2,776
Depreciation and amortization......         26,187        (14,406)           (131)(8)        11,650
Interest, net......................         26,722         (2,096)         (5,011)(9)        19,615
Stock option expense...............          1,433              0               0             1,433
Equity in loss of CBHS.............              0              0          11,475 (10)       11,475
Unusual items......................          1,395         (2,500)              0            (1,105)
                                     -------------- --------------  --------------    --------------

                                           657,445       (349,712)          9,555           317,288
                                     -------------- --------------  --------------    --------------
Income before income taxes
     and minority interest.........         39,296        (32,894)         29,545            35,947
Provision for income taxes.........         15,718        (13,158)         11,818 (11)       14,378
                                     -------------- --------------  --------------    --------------
Income before minority interest....         23,578        (19,736)         17,727            21,569
Minority interest..................          4,545              0               0             4,545
                                     -------------- --------------  --------------    --------------

Net income.........................  $      19,033  $     (19,736)  $      17,727     $      17,024 (9)
                                     ============== ==============  ==============    ==============

Average number of common
    shares outstanding.............         28,657                                           28,657
                                     ==============                                   ==============

Net income per common share........  $        0.66                                 $           0.59 (9)
                                     ==============                                   ==============

     See Notes to the Pro forma Consolidated Financial Statements(Unaudited)



                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
         (Assumes All Noteholders Elect to Have Their Notes Repurchased)
                                   (Unaudited)
                      For The Year Ended September 30, 1996
                    (in thousands, except per share amounts)



                                                                      Operations                             Pro
                                        Magellan         Green        Closed or Sold     Pro Forma          Forma
                                      As Reported       Spring        In Fiscal 1996    Adjustments       Combined
                                     -------------- --------------  --------------    --------------   --------------
Net revenue......................    $   1,345,279  $      46,232   $     (32,718)    $           0    $   1,358,793
                                     -------------- --------------  --------------    --------------   --------------

Salaries, supplies and other
  operating expenses.............        1,064,445         40,120         (29,320)                0        1,075,245
Bad debt expense.................           81,470              0          (2,306)                0           79,164
Depreciation and amortization....           48,924          1,693          (1,193)              381 (1)       49,805
Interest, net....................           48,017           (215)              0             4,246 (2)       52,048
Stock option expense.............              914              0               0                 0              914
Equity in loss of CBHS...........                0              0               0                 0                0
Unusual items....................           37,271              0               0                 0           37,271
                                     -------------- --------------  --------------    --------------   --------------

                                         1,281,041         41,598         (32,819)            4,627        1,294,447
                                     -------------- --------------  --------------    --------------   --------------
Income before income taxes
     and minority interest.......           64,238          4,634             101            (4,627)          64,346
Provision for income taxes.......           25,695          1,900              40            (1,698)(3)       25,937
                                     -------------- --------------  --------------    --------------   --------------

Income before minority interest..           38,543          2,734              61            (2,929)          38,409
Minority interest................            6,160              0               0             1,016 (4)        7,176
                                     -------------- --------------  --------------    --------------   --------------

Net income.......................    $      32,383  $       2,734   $          61     $      (3,945)   $      31,233
                                     ============== ==============  ==============    ==============   ==============

Average number of common
    shares outstanding...........           31,014                                           (2,597)(5)       28,417
                                     ==============                                   ==============   ==============

Net income per common share......    $        1.04                                                     $        1.10
                                     ==============                                                    ==============

                                        Divested     Pro Forma       Pro Forma
                                       Operations   Adjustments     Consolidated
                                     -------------- ------------    ------------

Net revenue......................    $    (808,744) $    78,200 (6) $    628,249
                                     -------------- -----------     ------------

Salaries, supplies and other
  operating expenses.............         (608,127)       3,360 (7)      470,478
Bad debt expense.................          (70,021)           0            9,143
Depreciation and amortization....          (28,863)        (308)(8)       20,634
Interest, net....................           (4,852)     (37,010)(9)       10,186
Stock option expense.............                0            0              914
Equity in loss of CBHS...........                0        7,659 (10)       7,659
Unusual items....................             (997)           0           36,274
                                     --------------  ----------     ------------

                                          (712,860)     (26,299)         555,288
                                     --------------  ----------     ------------
Income before income taxes
     and minority interest.......          (95,884)     104,499           72,961
Provision for income taxes.......          (38,354)      41,800 (11)      29,383
                                     --------------  ----------     ------------

Income before minority interest..          (57,530)      62,699           43,578
Minority interest................                0            0            7,176
                                     --------------  ----------     ------------

Net income.......................    $     (57,530)  $   62,699     $     36,402
                                     ==============  ==========     ============

Average number of common
    shares outstanding...........                                         28,417
                                                                    ============

Net income per common share......                                   $       1.28
                                                                    ============


     See Notes to the Pro Forma Consolidated Financial Statements(Unaudited)




                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
         (Assumes All Noteholders Elect to Have Their Notes Repurchased)
                                   (Unaudited)
                     For The Six Months Ended March 31, 1997
                    (in thousands, except per share amounts)



                                        Magellan       Divested        Pro Forma         Pro Forma
                                      As Reported     Operations      Adjustments       Consolidated
                                     -------------- --------------  --------------    --------------
Net revenue.....................     $     696,741  $    (382,606)  $      39,100 (6) $     353,235
                                     -------------- --------------  --------------    --------------

Salaries, supplies and other
    operating expenses..........           566,333       (298,111)          3,222 (7)       271,444
Bad debt expense................            35,375        (32,599)              0             2,776
Depreciation and amortization...            26,187        (14,406)           (131)(8)        11,650
Interest, net...................            26,722         (2,096)        (18,677)(9)         5,949
Stock option expense............             1,433              0               0             1,433
Equity in loss of CBHS..........                 0              0          11,475 (10)       11,475
Unusual items...................             1,395         (2,500)              0            (1,105)
                                     -------------- --------------  --------------    --------------

                                           657,445       (349,712)         (4,111)          303,622
                                     -------------- --------------  --------------    --------------
Income before income taxes
     and minority interest......            39,296        (32,894)         43,211            49,613
Provision for income taxes......            15,718        (13,158)         17,285 (11)       19,845
                                     -------------- --------------  --------------    --------------

Income before minority interest.            23,578        (19,736)         25,926            29,768
Minority interest...............             4,545              0               0             4,545
                                     -------------- --------------  --------------    --------------

Net income......................     $      19,033  $     (19,736)  $      25,926     $      25,223
                                     ============== ==============  ==============    ==============

Average number of common
    shares outstanding..........            28,657                                           28,657
                                     ==============                                   ==============

Net income per common share.....     $        0.66                                    $        0.88
                                     ==============                                   ==============

     See Notes to the Pro forma Consolidated Financial Statements(Unaudited)


                      PRO FORMA CONSOLIDATED BALANCE SHEET
         (Assumes All Noteholders Elect to Have Their Notes Repurchased)
                                   (Unaudited)
                                 March 31, 1997
                                 (In thousands)

                                     ASSETS


                                                      Magellan            Pro Forma           Pro Forma
                                                    as Reported          Adjustments         Consolidated
                                                   --------------       --------------     --------------
Current Assets:
       Cash and cash equivalents...............    $     114,245        $     375,000 (18) $     113,937
                                                                               12,500 (18)
                                                                               12,500 (18)
                                                                                7,683 (18)
                                                                              (12,475)(18)
                                                                              (10,000)(18)
                                                                             (381,766)(18)
                                                                               (3,750)(18)
       Accounts receivable, net................          192,394              (19,660)(12)       172,734
       Supplies................................            4,465               (2,944)(13)         1,521
       Other...................................           25,299               (4,396)(13)        20,903
                                                   --------------        -------------     --------------
            Total Current Assets...............          336,403              (27,308)           309,095

Assets Restricted for Settlement of Unpaid
       Claims and Other Long-Term Liabilities..           96,402                    0             96,402

Property and Equipment:
       Land....................................           82,705              (70,091)(14)        12,614
       Buildings and improvements..............          393,814             (325,229)(14)        68,585
       Equipment...............................          154,831             (100,099)(14)        54,732
                                                   --------------        -------------     --------------
                                                         631,350             (495,419)           135,931
       Accumulated depreciation................         (143,724)             111,894 (14)       (31,830)
                                                   --------------        -------------     --------------
                                                         487,626             (383,525)           104,101
       Construction in progress................            3,735               (2,049)(14)         1,686
                                                   --------------        -------------     --------------
                                                         491,361             (385,574)           105,787

Other long-term assets.........................           32,126                 (343)(13)        31,783
Deferred income tax assets.....................                0               13,265 (19)        13,265
Investment in/Advances to CBHS.................                0               15,493 (15)        15,493
Goodwill, net..................................          125,329              (13,768)(16)       111,561
Other intangible assets, net...................           40,766               (9,943)(16)        30,823
                                                   --------------       --------------     --------------
                                                   $   1,122,387        $    (408,178)     $     714,209
                                                   ==============       ==============     ==============

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
       Accounts payable........................    $      69,920        $           0      $      69,920
       Accrued liabilities.....................          165,358              (12,333)(17)       153,025
       Current maturities of long-term debtand
           capital lease obligations...........            5,845               (2,003)(18)         3,842
                                                   --------------        -------------     --------------
            Total Current Liabilities..........          241,123              (14,336)           226,787

Long-term debt and capital lease obligations...          580,536             (360,708)(18)       219,828
Deferred income tax liabilities................           15,295              (15,295)(19)             0
Reserve for unpaid claims......................           62,316                    0             62,316
Deferred credits and other long-term liabilities          24,211                    0             24,211
Minority interest..............................           56,698                    0             56,698
Commitments and contingencies
Stockholders' equity:
       Common stock............................            8,307                    0              8,307
       Additional paid-in capital..............          332,905                    0            332,905
       Accumulated deficit.....................         (113,374)             (42,839)(21)      (156,213)
       Warrants outstanding....................               50               25,000 (20)        25,050
       Common stock in treasury................          (82,731)                   0            (82,731)
       Cumulative foreign currency adjustments.           (2,949)                   0             (2,949)
                                                   --------------       --------------     --------------
            Total stockholders' equity.........          142,208              (17,839)           124,369
                                                   --------------       --------------     --------------
                                                   $   1,122,387        $    (408,178)     $     714,209
                                                   ==============       ==============     ==============

     See Notes to the Pro Forma Consolidated Financial Statements(Unaudited)



                      PRO FORMA CONSOLIDATED BALANCE SHEET
         (Assumes No Noteholders Elect to Have Their Notes Repurchased)
                                   (Unaudited)
                                 March 31, 1997
                                 (In thousands)

                                                 ASSETS


                                                     Magellan             Pro Forma           Pro Forma
                                                    as Reported          Adjustments         Consolidated
                                                   --------------       --------------     --------------
Current Assets:
       Cash and cash equivalents...............    $     114,245        $     375,000 (18) $     312,140
                                                                               12,500 (18)
                                                                               12,500 (18)
                                                                                7,683 (18)
                                                                              (12,475)(18)
                                                                              (10,000)(18)
                                                                             (187,313)(18)
       Accounts receivable, net................          192,394              (19,660)(12)       172,734
       Supplies................................            4,465               (2,944)(13)         1,521
       Other...................................           25,299               (4,396)(13)        20,903
                                                   --------------       --------------     --------------
            Total Current Assets...............          336,403              170,895            507,298

Assets Restricted for Settlement of Unpaid
       Claims and Other Long-Term Liabilities..           96,402                    0             96,402

Property and Equipment:
       Land....................................           82,705              (70,091)(14)        12,614
       Buildings and improvements..............          393,814             (325,229)(14)        68,585
       Equipment...............................          154,831             (100,099)(14)        54,732
                                                   --------------       --------------     --------------
                                                         631,350             (495,419)           135,931
       Accumulated depreciation................         (143,724)             111,894 (14)       (31,830)
                                                   --------------       --------------     --------------
                                                         487,626             (383,525)           104,101
       Construction in progress................            3,735               (2,049)(14)         1,686
                                                   --------------       --------------     --------------
                                                         491,361             (385,574)           105,787

Other long-term assets.........................           32,126                 (343)(13)        31,783
Deferred income tax assets.....................                0                8,210 (19)         8,210
Investment in/Advances to CBHS.................                0               15,493 (15)        15,493
Goodwill, net..................................          125,329              (13,768)(16)       111,561
Other intangible assets, net...................           40,766               (1,056)(16)        39,710
                                                   --------------       --------------     --------------
                                                   $   1,122,387        $    (206,143)     $     916,244
                                                   ==============       ==============     ==============

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
       Accounts payable........................    $      69,920        $           0      $      69,920
       Accrued liabilities.....................          165,358                7,120 (17)       172,478
       Current maturities of long-term debt and
           capital lease obligations...........            5,845               (2,003)(18)         3,842
                                                   --------------       --------------     --------------
            Total Current Liabilities..........          241,123                5,117            246,240

Long-term debt and capital lease obligations...          580,536             (185,708)(18)       394,828
Deferred income tax liabilities................           15,295              (15,295)(19)             0
Reserve for unpaid claims......................           62,316                    0             62,316
Deferred credits and other long-term liabilities          24,211                    0             24,211
Minority interest..............................           56,698                    0             56,698
Commitments and contingencies
Stockholders' equity:
       Common stock............................            8,307                    0              8,307
       Additional paid-in capital..............          332,905                    0            332,905
       Accumulated deficit.....................         (113,374)             (35,257)(21)      (148,631)
       Warrants outstanding....................               50               25,000 (20)        25,050
       Common stock in treasury................          (82,731)                   0            (82,731)
       Cumulative foreign currency adjustments.           (2,949)                   0             (2,949)
                                                   --------------       --------------     --------------
            Total stockholders' equity.........          142,208              (10,257)           131,951
                                                   --------------       --------------     --------------
                                                   $   1,122,387        $    (206,143)     $     916,244
                                                   ==============       ==============     ==============

     See Notes to the Pro Forma Consolidated Financial Statements(Unaudited)

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         Notes (1) through (5) relate to the effect of the Green Spring Acquisition, the issuance of the Shares and the Share Repurchase as if such transactions occurred on October 1, 1995.

(1) The pro forma adjustments to amortization expense represent an increase to amortization expense in conjunction with the 61% acquisition of Green Spring.

(2) The pro forma adjustments to interest expense, net, represent the interest expense incurred and the interest income forgone by Magellan as a result of the Green Spring Acquisition and the Share Repurchase, net of reductions in interest expense as a result of the issuance of the Shares. Historic interest rates used for borrowings and temporary cash investments were approximately 7.6% and 5.4%, respectively.

(3) The pro forma adjustments to income taxes represent the tax effect of the pro forma adjustment to interest expense at Magellan's historic effective tax rate of 40%.

(4) The pro forma adjustments to minority interest represent the 39% minority interest in Green Spring and GPA as a result of the Green Spring Acquisition.

(5) The pro forma adjustments to average number of common shares outstanding give effect to the issuance of shares in the Green Spring
         Acquisition and the issuance of the Shares, offset by the Share Repurchase.

(6) The pro forma adjustments to net revenue represent Franchise Fees paid to Magellan by CBHS pursuant to the Master Franchise Agreement. As part of the Crescent Transactions, CBHS will lease the Purchased Facilities from Crescent under the Facilities Lease. The annual base rent under the Facilities Lease begins at $40 million for pro forma purposes and escalates 5% per year, compounded annually. The Subordination Agreement provides that the Franchise Fees are subordinated in payment to the $40 million annual base rent, 5% escalator rent and the additional rent under the Facilities Lease due Crescent, in certain circumstances. The Company will be entitled to pursue all available remedies for breach of the Master Franchise Agreement, except that the Company does not have the right to take any action that could reasonably be expected to force CBHS into bankruptcy or receivership. If CBHS encounters a decline in earnings or financial difficulties, such amounts due Crescent will be paid before any Franchise Fees are paid. After the Crescent Transactions, the Company will receive from CBHS initial Franchise Fees of approximately $78 million, subject to increase. The Company will provide CBHS with an array of services, including advertising and marketing assistance, risk management services, outcomes monitoring, consultation with respect to matters relating to CBHS' business in which the Company has expertise and the Company's operation of a telephone call center utilizing the "1- 800-CHARTER" telephone number.

(7) The pro forma adjustments to salaries, supplies and other operating expenses represent fees payable to CBHS of $10.6 million and $5.2 million for the year ended September 30, 1996 and the six months ended March 31, 1997, respectively, for the management of hospital-based businesses controlled by Magellan that are less than wholly-owned by Magellan, net of reductions in corporate overhead of $7.2 million and $2.0 million for the year ended September 30, 1996 and the six months ended March 31, 1997, respectively, related to the transfer of existing personnel and functions between Magellan and CBHS. The Company and CBHS expect to incur incremental corporate overhead of approximately $1 million annually as a result of the Crescent Transactions. Magellan personnel transferred to CBHS and incremental corporate overhead will occur primarily in the human resource, legal and finance and accounting functions.

(8) The pro forma adjustments to depreciation and amortization represent the amortization expense related to other intangible assets that would become impaired as a result of the Crescent Transactions. The impaired other intangible assets have a remaining net book value of approximately $105,000 at March 31, 1997, which are included in the impairment losses referred to in Note (16).

(9) The pro forma adjustments to interest expense, net, assuming all of the Notes are repurchased, represent the reduction in interest expense for the assumed repurchase of the Notes at 101% of the aggregate principal amount pursuant to the provisions of the Indenture, offset by additional borrowings under the new credit agreement required to fund the assumed repurchase of the Notes. The pro forma adjustment to interest expense, net, assuming the Notes are not repurchased, represents reductions in interest expense as a result of paying off the outstanding borrowings under the Revolving Credit Agreement (historic and pro forma) with no assumed investment of the excess proceeds from the Crescent Transactions. If the excess proceeds from the Crescent Transactions were assumed to be invested at Magellan's historic temporary cash investment rate of 5.4% for the year ended September 30, 1996 and 5.25% for the six months ended March 31, 1997, pro forma consolidated net income and net income per common share would be $27.4 million and $0.96 million, respectively, for the year ended September 30, 1996 and $20.1 million and $0.70, respectively, for the six months ended March 31, 1997.

(10) The pro forma adjustments to equity in loss of CBHS represent Magellan's percentage interest (50%) in CBHS' pro forma loss for the year ended September 30, 1996 and the six months ended March 31, 1997. Magellan's investment in CBHS will be accounted for under the equity method of accounting. The timing and terms of a 10% equity interest grant to CBHS management will be addressed by the governing board of CBHS at a later date. The Company anticipates that the granting of a 10% equity interest to CBHS management will result in equally shared dilution of ownership interest between Magellan and COI and that the grant will be at an exercise price at least equal to the fair value of the underlying equity at the date of grant, which will not result in compensation expense under the provisions of APB Opinion 25. Magellan's ownership interest in CBHS is reflected at its initial ownership percentage of 50% for the purposes of computing pro forma equity in loss of CBHS. The Condensed Pro Forma Statements of Operations and Balance Sheet of CBHS are as follows (000's).


                                                   For the Year Ended September 30, 1996
                                             ---------------------------------------------------
                                               Divested          Pro Forma         Pro Forma
STATEMENTS OF OPERATIONS:                     Operations        Adjustments       Consolidated
                                             --------------    --------------    ---------------
Net revenue..............................    $     808,744     $      10,615 (i) $      819,359
                                             --------------    --------------    ---------------

Salaries, supplies and other
  operating expenses.....................          608,127           149,512 (ii)       757,639
Bad debt expense.........................           70,021                --             70,021
Depreciation and amortization............           28,863           (26,444)(iii)        2,419
Interest, net............................            4,852            (1,252)(iv)         3,600
Unusual items............................              997                --                997
                                             --------------    --------------    ---------------
                                                   712,860           121,816            834,676
                                             --------------    --------------    ---------------
Income (loss) before income taxes........           95,884          (111,201)           (15,317)
Provision for income taxes...............           38,354           (38,354)(v)             --
                                             --------------    --------------    ---------------

     Net income (loss)...................    $      57,530     $     (72,847)    $      (15,317)
                                             ==============    ==============    ===============


                                                         For the Six Months Ended
                                                              March 31, 1997
                                             ---------------------------------------------------
                                               Divested          Pro Forma        Pro Forma
STATEMENTS OF OPERATIONS:                     Operations        Adjustments      Consolidated
                                             --------------    --------------    ---------------

Net revenue..............................    $     382,606     $       5,186 (i) $     387,792
                                             --------------    --------------    ---------------

Salaries, supplies and other
  operating expenses.....................          298,111            73,093 (ii)      371,204
Bad debt expense.........................           32,599                --            32,599
Depreciation and amortization............           14,406           (12,367)(iii)       2,039
Interest, net............................            2,096               304 (iv)        2,400
Unusual items............................            2,500                --             2,500
                                             --------------    --------------    ---------------
                                                   349,712            61,030           410,742
                                             --------------    --------------    ---------------
Income (loss) before income taxes........           32,894           (55,844)          (22,950)
Provision for income taxes...............           13,158           (13,158)(v)            --
                                             --------------    --------------    ---------------

     Net income (loss)...................    $      19,736     $     (42,686)    $     (22,950)
                                             ==============    ==============    ===============

(i)  Fees  from  Magellan  for  the  management  of  hospital-based   businesses
controlled by Magellan that are less than wholly-owned by


(ii)  The pro forma adjustments to salaries, supplies and other operating expenses are as follows (000's):

                                                                           Six Months
                                                       Year Ended            Ended
                                                 September 30, 1996     March 31, 1997
                                                 ------------------     --------------
Franchise Fees (See Note 6)..................    $           78,200     $       39,100
Rent Expense under the Facilities Lease......                63,057             31,529
Additional Corporate Overhead (See Note 7)...                 8,255              2,464
                                                 ------------------     --------------
                                                 $          149,512     $       73,093
                                                 ==================     ==============




(iii) The pro forma adjustment to depreciation and amortization represents the decrease in depreciation expense as a result of the sale of property and equipment to Crescent by Magellan and the elimination of amortization expense related to impaired intangible assets (See Note
          16).

(iv)      The pro forma  adjustment  to  interest,  net,  is computed as follows
          (000's):

                                                                  Six Months
                                           Year Ended               Ended
                                       September 30, 1996      March 31, 1997
                                       ------------------     ---------------
Interest expense on serviced IRBs      $          (4,852)     $       (2,096)
Interest expense for new borrowings                3,600               2,400
                                       ------------------     ---------------
                                       $          (1,252)     $          304
                                       ==================     ===============
Average borrowings                     $          45,000              60,000
Borrowing rate                                       8.0%                8.0%
                                       ------------------     ---------------
                 Annual Interest       $           3,600      $        4,800
                                       ==================     ===============
                  Semi-Annual Interest                        $        2,400
                                                              ===============

(v) CBHS will be formed as a limited liability company. Accordingly, no tax benefit is presented as the tax consequences will pass through to Magellan and COI.

BALANCE SHEET                                            March 31, 1997
----------------------------------------------------    -----------------
Current assets......................................    $          9,657
Property and equipment, net.........................              18,418
Other long-term assets..............................                 343
                                                        -----------------
       Total assets.................................    $         28,418
                                                        =================

Accrued liabilities.................................    $          6,984
Capital lease obligation............................                  53
Note payable - Magellan.............................              10,000
                                                        -----------------
       Total current liabilities....................              17,037
Capital lease obligation............................                 888
Member capital......................................              10,493
                                                        -----------------
       Total liabilities and member capital.........    $         28,418
                                                        =================


(11) The pro forma adjustments to provision for income taxes represent the tax expense related to the pro forma adjustments at the Company's historic effective tax rate of 40%.

(12) The pro forma adjustments to accounts receivable, net, represent the reduction in the net realizable value of accounts receivable for estimated collection fees on hospital-based receivables of $125.2 million for the divested operations pursuant to a contractual obligation with CBHS, whereby CBHS will receive a fee equal to 5% of collections for the first 120 days after the Closing ($4.4 million) and estimated bad debt agency fees of 40% for receivables collected subsequent to 120 days after the Closing ($15.3 million).

(13) The pro forma adjustments to supplies, other current assets and other long-term assets represent the sale of such assets to CBHS at their recorded amounts.

(14) The pro forma adjustments to land, buildings and improvements, equipment, accumulated depreciation and construction in progress represent the basis of real and personal property sold to Crescent and contributed and sold by Magellan to CBHS. A summary of these transactions is as follows (000's):

Sales price......................................................... $ 400,000
Less:  transaction costs............................................   (12,475)
Warrant valuation...................................................   (25,000)
                                                                     ----------
Transaction consideration, net......................................   362,525
Net book value of Property and Equipment sold to Crescent and CBHS..   372,156
                                                                     ----------
Loss on sale of Property and Equipment to Crescent.................. $  (9,631)
                                                                     ==========
Net book value of Property and Equipment contributed to CBHS........ $  13,418
                                                                     ==========
Total net book value of Property and Equipment sold and contributed. $ 385,574
                                                                     ==========

(15) The pro forma adjustments to Investment in/Advances to CBHS represent Magellan's capital contribution for its 50% ownership and voting interest in CBHS in the form of contributed net assets and advances to CBHS for working capital purposes. Magellan will provide a guarantee under certain circumstances, not to exceed $65 million, for a CBHS bank line of credit secured by CBHS' receivables. CBHS consummated a senior secured credit facility at closing with a group of commercial banks of up to $100 million pursuant to a 5-year revolving credit facility. Each of the Company and COI will make a commitment to loan CBHS up to $17.5 million each, for a period of five years. The Company will have the right to require CBHS to draw down a portion of its loan commitment, which will be funded equally by the Company and COI, and will be used in the manner directed by the Company. The fair value of the net assets contributed to CBHS by Magellan is approximately $5.5 million and the pro forma advance to CBHS by Magellan is approximately $10.0 million.

(16)     The pro forma  adjustments  to goodwill  and other  intangible  assets represent impairment losses related primarily to hospital-based goodwill and other intangible assets as a result of the Crescent Transactions, including the write-off of approximately $8.9 million in unamortized deferred financing costs if the Notes are repurchased. The Company is disposing of a significant portion of its provider business segment. The impairment loss results from reducing the book value of the Company's investment in CBHS to its approximate fair value. The impairment losses represent the carrying amount of goodwill and other intangible assets related to the divested or contributed operations.

(17) The pro forma adjustments to accrued liabilities represent the accrual of $5.0 million of exit costs and the remaining obligation to construct the Philadelphia Purchased Facility of $9.6 million, less the payment of accrued interest for debt serviced as a result of the Crescent Transactions of $20.0 million if the Notes are repurchased and $0.5 million if the Notes are not repurchased, and $7.0 million of accrued vacation liabilities assumed by CBHS. The Company is exiting the domestic provider business as a result of the Crescent Transactions. The type and amount of exit costs accrued are as follows (000's):

Incremental staffing, consulting and related costs to prepare and coordinate
     audits of terminating Medicare cost reports for divested businesses............  $   2,000
Incremental staffing and related costs to perform accounting functions
     related to retained hospital-based assets and liabilities......................      2,000
Incremental staffing and related costs to prepare and file final income tax,
     property tax, sales and use tax and other tax returns for divested businesses..      1,000
                                                                                      ---------
                                                                                      $   5,000
                                                                                      =========

         The Company is constructing a hospital in Philadelphia to replace its existing Philadelphia hospital. The Company has incurred $1.4 million in construction costs through March 31, 1997 and is committed to incur up to $11.0 million in total construction costs as part of the Crescent Purchase Agreement.

(18) The pro forma adjustments to cash and cash equivalents, current maturities of long-term debt and capital lease obligations ("CLOs") and long-term debt and CLOs represent inflows and outflows of cash and the changes in the Company's debt structure as a result of the Crescent Transactions. A summary of the pro forma adjustments to cash and cash equivalents is as follows (000's):



                                                     No Notes        All Notes
                                                    Repurchased      Repurchased
                                                     ---------       -----------
Sale of Property and Equipment ...............       $ 375,000        $ 375,000
Issuance of warrants to Crescent .............          12,500           12,500
Issuance of warrants to COI ..................          12,500           12,500
Sale of supplies and other assets ............           7,683            7,683
Transaction costs ............................         (12,475)         (12,475)
Advance to CBHS ..............................         (10,000)         (10,000)
Debt and accrued interest payments ...........        (187,313)        (381,766)
Premium on Notes .............................            --             (3,750)
                                                     ---------        ---------
                                                     $ 197,895        $    (308)
                                                     =========        =========

A summary of the Company's pro forma combined debt structure before the Crescent Transactions and after the Crescent Transactions is as follows (000's):

                                             Pro Forma
                                              Combined        Pro Forma          Pro Forma
                                             Before the       After the          After the
                                              Crescent         Crescent           Crescent
                                            Transactions     Transactions(1)    Transactions(2)
                                            ------------     ---------------    ---------------
Revolving credit agreement..............    $    121,000     $      200,000     $           --
11.25% Senior Subordinated Notes........         375,000                 --            375,000
Other long-term debt and CLOs...........          84,536             19,828             19,828
                                            ------------     --------------     --------------
     Subtotal                               $    580,536     $      219,828     $      394,828
                                            ------------     --------------     --------------
Current maturities of long-term debt
   and CLOs.............................    $      5,845     $        3,842     $        3,842
                                            ============     ==============     ==============

         (1)      Assumes all Noteholders elect to have their Notes repurchased.
         (2)      Assumes no Noteholders elect to have their Notes repurchased.

(19) The pro forma adjustments to deferred income tax assets and liabilities represent the tax consequences related to (i) accounts receivable collection fees, (ii) loss on the sale of real and personal property to Crescent, (iii) impairment losses related to intangible assets, (iv) exit costs and related commitments and (v) the premium required to service the Notes if the Notes are repurchased at the Company's historic effective tax rate of 40%.

(20) The pro forma adjustments to warrants outstanding represent the fair value of the 2,566,622 Warrants issued to Crescent and COI having an exercise price of $30 per share. The Company will receive $12.5 million each from Crescent and COI as consideration for the Warrants. The fair value of the warrants was determined using the Black-Scholes method of valuation. The Warrants will be exercisable by Crescent and COI at the following times and in the following amounts:



                         Number of Shares
                         of Common Stock         End of
   Date First             Issuable Upon         Exercise
  Exercisable                Exercise            Period
     June 17                 of Warrants         June 17
-----------------      -------------------   ----------------
      1998                     30,000             2001
      1999                     62,325             2002
      2000                     97,114             2003
      2001                    134,513             2004
      2002                    174,678             2005
      2003                    217,770             2006
      2004                    263,961             2007
      2005                    313,433             2008
      2006                    366,376             2009
      2007                    422,961             2009
      2008                    483,491             2009


(21) The pro forma adjustments to accumulated deficit represent the net loss related to (i) estimated accounts receivable collection fees, (ii) loss on the sale of real and personal property to Crescent, (iii) impairment losses related to intangible assets, (iv) exit costs and related commitments and (v) the premium required to service the Notes, if the Notes are repurchased. The pre-tax loss and after-tax loss are summarized as follows (000's):


                                                    Pre-tax          After-tax           Note
                                                      Loss              Loss           Reference
                                                 --------------   ---------------   --------------
Accounts receivable collection fees              $      19,660    $       11,796         (12)
Impairment losses on intangible assets                  14,824             8,894         (16)
Exit costs and construction obligation                  14,647             8,788         (17)
Loss on the sale of property and equipment               9,631             5,779         (14)
                                                 --------------   ---------------
                                                 $      58,762    $       35,257
                                                 ==============   ===============


     The extraordinary loss on the early extinguishment of debt would be approximately $7.6 million, net of tax, if all the Notes are repurchased. The Closing of the Crescent Transactions will result in accelerated vesting for options to purchase 1,210,375 shares of Common Stock under the 1996 Stock Option Plan. The accelerated vesting of options under the 1996 Stock Option Plan is triggered by the Closing of the Crescent Transactions. The Company believes the Crescent Transactions meet the definition of a "sale...of all or substantially all" of the Company's assets included in the 1996 Stock Option Plan, which is supported by relevant Delaware case law.

Exhibits

2(a) Real Estate Purchase and Sale Agreement, dated January 29, 1997, between the Company and Crescent Real Estate Equities Limited
         Partnership, which was filed as Exhibit 2(a) to the Company's current report on Form 8-K filed on April 23, 1997, and is incorporated herein by reference.

2(b) Amendment No. 1, dated February 28, 1997, to the Real Estate Purchase and Sale Agreement, dated January 29, 1997, between the Company and Crescent Real Estate Equities Limited Partnership, which was filed as
         Exhibit 2(b) to the Company's current report on Form 8-K filed on April 23, 1997, and is incorporated herein by reference.

2(c) Amendment No. 2, dated May 29, 1997, to the Real Estate Purchase and Sale Agreement, dated January 29, 1997, between the Company and Crescent Real Estate Equities Limited Partnership.

2(d) Contribution Agreement, dated June 16, 1997 between the Company and Crescent Operating, Inc.

4(a) Warrant Purchase Agreement, dated January 29, 1997, between the Company and Crescent Real Estate Equities Limited Partnership which was filed as Exhibit 4(a) to the Company's current report on Form 8-K, which was filed on April 23, 1997, and is incorporated herein by reference.

4(b) Amendment No. 1,dated June 17, 1997, to the Warrant Purchase Agreement, dated January 29, 1997, between the Company and Crescent Real Estate Equities Limited Partnership.

99(a)    Press release, dated June 17, 1997.

99(b) Master Lease Agreement, dated June 16, 1997, between Crescent Real Estate Funding VII, L.P., as Landlord, and Charter Behavioral Health Systems, LLC, as Tenant.

99(c) Master Franchise Agreement, dated June 17, 1997, between the Company and Charter Behavioral Health Systems, LLC.

99(d) Form of Franchise Agreement, dated June 17, 1997, between the Company, as Franchisor, and Franchise Owners.

99(e) Subordination Agreement, dated June 16, 1997, between the Company, Charter Behavioral Health Systems, LLC and Crescent Real Estate Equities Limited Partnership.

99(f) Operating Agreement of Charter Behavioral Health Systems, LLC, dated June 16, 1997, between the Company and Crescent Operating, Inc.

99(g) Warrant Purchase Agreement, dated June 16, 1997, between the Company and Crescent Operating, Inc.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 30, 1997                        Magellan Health Services, Inc.

                                            By: /s/ Craig L. McKnight
                                            ------------------------------
                                            Executive Vice President and
                                            Chief Financial Officer